UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 14, 2007 (February 10, 2007)
Date of Report (Date of earliest event reported)

EGPI FIRECREEK, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-32507	88-0345961
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

6564 Smoke Tree Lane
Scottsdale, AZ 85253

(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (480) 948-6581

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On February 10, 2007 by majority consent of the Board of Directors of EGPI Firecreek, Inc. (“EGPI” or the “Company”) the following officers were elected as officers of the Company, consisting of two officers that have previously served, plus the retention of a new officer; Mr. Dermot McAtamney, who was recently elected as a member of the Board of Directors. The officers of the Company are as follows:

NAME	AGE	POSITION WITH COMPANY
Dennis R. Alexander	52	President and C.F.O.
Dermot McAtamney	51	Executive Vice President and Co-Treasurer
Melvena Alexander	73	Secretary and Comptroller and Co-Treasurer

A summary of Mr. McAtamney’s work experience is as follows:

Dermot L. McAtamney has served on the Finance Committee of the Company since November 30, 2005 and the Shareholder and Investor Relations Committee since April 8, 2006. He was appointed to the Executive, Legal, Compensation and Stock Option committees of the Company as of January 21, 2007. From June 2004 to the present, Mr. McAtamney has been a consultant to the Company, acting in various capacities related to finance structuring, business review, and assisting the Board of Directors. From June 1999 to June 2004, Mr. McAtamney worked privately as a consultant to various companies acting as financial advisor to them in their efforts to perfect business plans and raise capital through private equity transactions. Mr. McAtamney brings over 25 years of financial experience to the Company having begun his career with the Federal Reserve Bank of New York in the foreign exchange department in 1979. Over the years, Mr. McAtamney has actively traded international currency and bond markets at institutions such as Bank of Montreal, Continental Grain and Shearson Lehman. Mr. McAtamney graduated from St. John’s University with a BA in Economics in 1978.

ITEM 8.01 OTHER EVENTS

     Effective on January 21, 2007, greater than a majority of the Board of Directors of the Company approved certain changes to its established committees to fill certain vacancies during 2006, based on a previous reorganization that included restructuring, and the creation of certain committees.

On February 10, 2007 the Board of Directors confirmed certain committees and respective members thereof as follows:

(1) That the Audit Committee is composed initially of two members: Dr. Mousa Hawamdah, its present Chairman, and Mrs. Joanne Sylvanus, a consultant and member.

(2) That the Committee formed to act as a Nominating Committee is composed of two members of the Board of Directors: Messrs. Alexander, its Chairman, and Johnson, member.

(3) That the Executive Committee is composed of three members of the Board of Directors: Messrs. Johnson, its Chairman, Alexander, member, and McAtamney, member.
.
(4) That the Projects Committee is composed of two members of the Board of Directors: Messrs. Johnson, its Chairman, and Alexander, member.

(5) That the Committee formed to act as the Compensation and Stock Option Committee is composed of three members of the Board of Directors: Messrs. Alexander, its Chairman, Johnson, member and McAtamney, member.

(6) That the Committee formed to act as the Administration and Legal Committee is composed of two members: Ms. Joanne Sylvanus, its Chairman and a consultant, and Dermot McAtamney, member.

(7) The Committee formed to act as the Finance Committee is composed of three members of the present Board of Directors: Messrs. McAtamney, its Chairman, Alexander, member, Johnson, member.

(8) The Committee formed to act as the Shareholder and Investor Relations Committee is composed of two members: Mr. Joseph M. Vasquez III, its Chairman and a consultant, and Dermot McAtamney, member.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

EGPI FIRECREEK, INC. (formerly Energy Producers, Inc.)
By:	/s/ Dennis R. Alexander Chairman and Chief Financial Officer

February 14, 2007